UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011 (March 8, 2011)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On March 8, 2011, Toys “R” Us, Inc.’s subsidiaries Toys “R” Us Europe, LLC (“Toys Europe”) and TRU Australia Holdings, LLC (“Toys Australia”) and certain of their respective subsidiaries (including Toys “R” Us (UK) Limited and other European and Australian affiliates) entered into an Amended and Restated Syndicated Facility Agreement (the “Amended Credit Facility”) with Deutsche Bank AG New York Branch, as Administrative Agent and Security Agent, Deutsche Bank AG, London Branch, as Facility Agent, Deutsche Bank AG New York Branch and Bank of America, N.A., as Co-Collateral Agents, and the other lenders party thereto, including Goldman Sachs Bank (Europe) PLC, Citibank, N.A., J.P. Morgan Europe Limited and HSBC Bank plc. The Amended Credit Facility amended and restated Toys Europe’s existing £124 million revolving credit facility due 2012 and provides for a five-year £128 million senior secured asset-based revolving credit facility. Borrowings under the Amended Credit Facility are subject, among other things, to the terms of a borrowing base derived from the value of eligible inventory and/or eligible accounts receivable of certain of Toys Europe’s and Toys Australia’s subsidiaries organized in Australia, England and France.

The terms of the Amended Credit Facility include a customary cash dominion trigger requiring the cash of certain of Toys Europe’s and Toys Australia’s subsidiaries to be applied to pay down outstanding loans if availability falls below certain thresholds. The Amended Credit Facility also contains a springing fixed charge coverage ratio of 1.00 to 1.00 based on the EBITDA and fixed charges of Toys Europe, Toys Australia and their subsidiaries. Loans under the Amended Credit Facility shall bear interest at a rate based on LIBOR/EURIBOR plus a margin of 2.50% through the second fiscal quarter of 2011 and thereafter 2.25%, 2.50% or 2.75% depending on historical excess availability. A commitment fee accrues on any unused portion of the commitments at a rate per annum of 0.375% or 0.50% based on usage.

Borrowings under the Amended Credit Facility are guaranteed by Toys Europe, Toys Australia and certain of their material subsidiaries, with certain customary local law limitations and to the extent such guarantees do not result in adverse tax consequences. Borrowings are secured by substantially all assets of Toys Europe, Toys Australia and the UK and Australian Obligors, as well as by share pledges over the shares of other material subsidiaries and pledges over certain of their assets (including bank accounts and certain receivables). The Amended Credit Facility contains covenants that, among other things, restrict the ability of Toys Europe and Toys Australia and their respective subsidiaries to incur certain additional indebtedness, create or permit liens on assets, repurchase or pay dividends or make certain other restricted payments on capital stock, make acquisitions and investments or engage in mergers or consolidations.

If an event of default shall occur and be continuing, the commitments under the Amended Credit Facility may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed, may be declared immediately due and payable.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc. (Registrant)

Date:	March 14, 2011	By:	/s/ F. Clay Creasey, Jr.
		Name::	F. Clay Creasey, Jr.
		Title:	Executive Vice President –
Chief Financial Officer

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